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[STAMP]
February 6th   80
Clerk /s/ GS   50.00

                            ARTICLES OF INCORPORATION

                                       OF

                                GOLD PROBE, INC.


      WE, THE UNDERSIGNED natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

                                ARTICLE I - NAME
                                ----------------

      The name of this corporation is Gold Probe, Inc.


                              ARTICLE II - DURATION
                              ---------------------

      The duration of this corporation is perpetual.


                             ARTICLE III - PURPOSES
                             ----------------------

      The purpose or purposes for which this corporation is organized are:

          a.   To buy, sell, lease and manufacture mining and related equipment.

          b. To acquire by purchase, exchange, gift, bequest, subscription or otherwise, and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange or otherwise dispose of or deal in or with its own corporate securities or stock or other securities, including without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein or any property or assets created or issued by any person, firm association, or corporation, or any government or subdivisions, agencies or instrumentalities thereof; to make payment therefore its own securities or to use its unrestricted and unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights,
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               powers and privileges in respect thereof.

          c. To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may at any time appear conducive to or expedient for protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees or otherwise, either alone or in conjunction with any other person, association or corporation.

          d. The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the enjoyment and exercise thereof, as conferred by the laws of the State of Utah; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.


                               ARTICLE IV - STOCK
                               ------------------

      The aggregate number of shares which this corporation shall have authority to issue is 50,000,000 shares of $0.001. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

                              ARTICLE V - AMENDMENT
                              ---------------------

      These Articles of Incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment.


                         ARTICLE VI - SHAREHOLDER RIGHTS
                         -------------------------------

      The authorized and treasury stock of this corporation
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may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.


                         ARTICLE VII - CAPITALIZATION
                         ----------------------------

      This corporation will not commence business until consideration of a value of at least $l,000 has been received for the issuance of shares.


                     ARTICLE VIII - INITIAL OFFICE AND AGENT
                     ---------------------------------------

      The address of this corporation's initial registered office and the name of its original registered agent at such address is:

                                 Nicholas Julian
                             3665 South West Temple
                           Salt Lake City, Utah 84115


                             ARTICLE IX - DIRECTORS
                             ----------------------

      The number of Directors constituting the initial Board of Directors of this corporation is three. The names and addresses of persons who are to serve as Directors until the first annual meeting of stockholders, or until their successors are elected and qualify, are:

NAME, STREET ADDRESS, CITY AND STATE:

Nicholas Julian, 3665 South West Temple, Salt Lake City, Utah 84115

Susan Larsen, 3841 South 300 East, Salt Lake City, Utah 84115

Barry Lynn Burkinshaw, 1651 Princeton Avenue, Salt Lake City, Utah 84105


                            ARTICLE X - INCORPORATORS
                            -------------------------

      The name and address of each Incorporator is:

NAME, STREET ADDRESS, CITY AND STATE:

Nicholas Julian, 3665 South West Temple, Salt Lake City, Utah 84115

Susan Larsen, 3841 South 300 East, Salt Lake City, Utah  84115

Barry Lynn Burkinshaw, 1651 Princeton Avenue, Salt Lake City, Utah 84105


                                   ARTICLE XI
                                   ----------
              COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS
              ----------------------------------------------------

      No contract or other transaction between this corporation
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and one or more of its Directors or any other corporation, firm, association or entity in which one or more of its Directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, or because such Director or Directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested Director; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the corporation.

      Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or transaction.

      DATED this 4th day of February, 1980

                                                  /s/ Barry Lynn Burkinshaw
                                                  -----------------------------
                                                  /s/ Susan Larsen
                                                  -----------------------------

                                                  /s/ Nicholas Julian
                                                  -----------------------------
                                                  (SIGNATURES OF INCORPORATORS)



STATE OF UTAH            )
                         :ss
COUNTY OF SALT LAKE      )

      I, /s/ Robert Meredith, a Notary Public, hereby certify that on the 11th day of February, 1980, personally appeared before me Nicholas Julian, Susan Larsen and Barry Lynn Burkinshaw who, being by me first duly sworn, sever-
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ally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

      DATED this 4th day of February, 1980.

                                 /s/ Robert Meredith
                                 ---------------------------
                                 NOTARY PUBLIC, Residing In:
                                 Salt Lake County, Utah

My Commission Expires:
[NOTARY SEAL]

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